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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in the registration statements of Envirogen, Inc. on Form S-8 (File 333-09267), Form S-8 (File No. 33-54708), Form S-3 (File No. 333-12883), Form S-3 (File No. 333-6991), and Form S-3 (File No.
33-78982) of our report dated February 20, 1997, on our audits of the consolidated financial statements and financial statement schedule of Envirogen, Inc. as of December 31, 1996 and 1995, and the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.




                                          Coopers & Lybrand  L.L.P.


Princeton, New Jersey
March 11, 1997